UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2014

NORTHSTAR REALTY FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	02-0732285 (IRS Employer Identification No.)

399 Park Avenue, 18th Floor New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On September 26, 2014, NorthStar Realty Finance Corp., (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with UBS AG, Stamford Branch (“UBS”), with respect to the establishment of term loans (“Loans”) to be made by UBS to the Company with an aggregate principal amount of up to $500 million. The Facility Agreement provides that the Company and UBS may enter into one or more Credit Agreements (in the form agreed and exhibited in the Facility Agreement) (“Credit Agreement”) for Loans with varying amounts, borrowing dates, maturities and interest rates, from time to time until September 26, 2015. Loans may be prepaid at any time subject to customary breakage costs.

Also on September 26, 2014, the Company, as borrower, and UBS, as administrative agent and lender, entered into a Credit Agreement providing for an initial Loan under the Facility Agreement in a principal amount equal to $275 million, maturing on September 19, 2017 and with a fixed rate of interest equal to 4.60% per annum, with such loan to be funded on September 29, 2014.

The Credit Agreement includes affirmative and negative covenants including, among other things, limitations on certain indebtedness and liens at the Company. The Credit Agreement also includes events of default including, among others, failure to pay, breach of covenants or representations, cross default to material indebtedness, material judgments, bankruptcy matters involving the Company or any material subsidiary, ERISA events and certain events specified in the ISDA Credit Derivatives Definitions. The occurrence of an event of default may result in the acceleration of repayment obligations.

The foregoing description of the Facility Agreement and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Facility Agreement and the Credit Agreement, respectively filed as Exhibit 10.1 and Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above related to the Facility Agreement and the Credit Agreement is incorporated by reference into this Item 2.03.

Cautionary Statement Regarding Forward-Looking Statements

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “may” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing and amount of borrowings under the credit facility; the Company’s ability to comply with the various affirmative and negative covenants, including the financial covenants, contained in the Credit Agreement; the Company’s use of leverage; the Company’s liquidity; the Company’s future cash available for distribution; and the availability of and ability to consummate investment opportunities funded by borrowings from the credit facility. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	Facility Agreement, dated as of September 26, 2014, by and between NorthStar Realty Finance Corp., and UBS AG, Stamford Branch.

10.2	Credit Agreement, dated as of September 26, 2014, by and among NorthStar Realty Finance Corp., as borrower, the various lenders party thereto from time to time, and UBS AG, Stamford Branch, as administrative agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2014

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Facility Agreement, dated as of September 26, 2014, by and between NorthStar Realty Finance Corp., and UBS AG, Stamford Branch.

10.2	Credit Agreement, dated as of September 26, 2014, by and among NorthStar Realty Finance Corp., as borrower, the various lenders party thereto from time to time, and UBS AG, Stamford Branch, as administrative agent.